Exhibit 21.1      Subsidiaries of Registrant

eSoftBank.com, Inc. (Parent & Registrant)

                      eSoftbank Network Systems (Shenzhen) Co. Ltd.       (100%)

                      eSoftbank (Beijing) Software Co. Ltd.                (80%)

                      Sitech Hainan Ltd.                                 (52.3%)